SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 27, 2003

                           COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of Incorporation)

                                    000-16461
                              (Commission File No.)

                                   63-0868361
                             (IRS Employer I.D. No.)

                                68149 Main Street
                           Blountsville, Alabama 35031
               (Address of Principal Executive Office) (Zip code)

        Registrant's telephone number, including area code: 205-429-1000

Item 9. Regulation FD Disclosure

The Registrant hereby furnishes as Regulation F-D Disclosure the press release regarding Pat Frawley replacing Ken Patterson as Chairman, CEO and President of Community Bancshares, Inc. and as Chairman and CEO of Community Bank; attached hereto as Exhibit 99.1




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the city of Blountsville, State of Alabama.


                                                      COMMUNITY BANCSHARES, INC.
                                                      --------------------------
                                                            (Registrant)





Date:  January 30, 2003                     /s/ Kerri C. Kinney
     ----------------------              ---------------------------------------
                                      BY: Kerri C. Kinney
                                     ITS: Chief Financial Officer

                                                                    Exhibit 99.1

                                  PRESS RELEASE

For Immediate Release                                     Contact: Giles Perkins
                                                                   205-870-8680

                          Community Bank Names New CEO

Blountsville, Alabama, January 28, 2003 - Community Bank in Blountsville, Alabama has named seasoned banker and its Senior Vice President, Patrick M. Frawley as its Chairman and Chief Executive Officer. In addition, Frawley was named Chairman, Chief Executive Officer and President of Community Bancshares, Inc. Frawley has been with the Bank for the past year, and has worked to improve the Bank's performance and corporate governance processes.

Mr. Frawley, 51, has nearly thirty years experience in the banking industry. He worked for thirteen years as a regulator with the Office of the Comptroller of the Currency. After his government service, he entered the private sector at C & S Bank, Atlanta, Georgia and has gained vast experience as a senior credit officer, controller, and senior compliance officer, culminating with his service as Director of Regulatory Relations for Bank of America, a $620 billion institution based in Charlotte, North Carolina.

Frawley said, "I have been greeted with open arms by Community Bank and the customers it serves. I am proud to be associated with such a fine institution and its dedicated and loyal employees. I especially look forward to working closely with our shareholders, customers, and employees and continuing Community Bank's long and proud tradition of service."

Mr. Frawley, who is originally from Virginia, and his wife, Jill, have two sons and two daughters.

Mr. Frawley replaces Kennon R. Patterson, Sr., who continues to serve on both the Bank and its Holding Company boards.


--------------------------------------------------------------------------------
Community Bank operates 20 banking offices in 17 communities in North Alabama and West-Central Alabama. In addition, the Company operates 12 finance company offices, an insurance subsidiary, and an appraisal company. Total assets for the Company were $565 million as of December 31, 2002.